Exhibit 99.1

AGTC Announces Financial Results for the First Quarter Ended

September 30, 2014

GAINESVILLE, Fla., (November 12, 2014) – Applied Genetic Technologies Corporation (NASDAQ: AGTC), a clinical stage biotechnology company developing adeno-associated virus (AAV)-based gene therapies for the treatment of rare eye diseases, today announced financial results for the first quarter ended September 30, 2014.

“We’ve made significant progress and we are on track to initiate Phase 1/2 clinical trials in the U.S. for both our X-linked retinoschisis (XLRS) and achromatopsia (ACHM) programs in 2015,” said Sue Washer, President and CEO. “In addition, we have begun pre-clinical studies for our product candidate addressing X-linked retinitis pigmentosa, or XLRP, a third orphan ophthalmic disease. We have also started pre-clinical development of new treatments for wet age-related macular degeneration, or wet AMD, the leading cause of adult-onset blindness in the U.S.”

Select Financial Results for the First Quarter Ended September 30, 2014

Total revenue for the three months ended September 30, 2014 was $705,000 compared to $258,000 in the same period in 2013. The increase was primarily driven by higher grant revenue resulting from the inception of new grant-funded projects and additional revenue from a new right of reference agreement that was negotiated during the quarter.

Research and development expense for the three months ended September 30, 2014 was $4.4 million compared to $1.4 million in the same period in 2013. The increase was primarily due to research activities needed to advance the company’s XLRS and ACHM product candidates, including increased facilities costs relating to laboratory expansion and higher personnel costs relating to new hires.

General and administrative expense for the three months ended September 30, 2014 was $1.7 million compared to $781,000 in the same period in 2013. The increase was primarily the result of higher legal, accounting and other expenses associated with being a public company, combined with increased personnel costs associated with new hires.

The company reported a net loss of $5.4 million in the three months ended September 30, 2014 compared with $7.1 million for the same period in 2013. The net loss in 2013 includes fair value adjustments totaling $5.1 million associated with our former Series B purchase rights and warrant liabilities, which were extinguished in connection with our initial public offering in April 2014.

As of September 30, 2014, the Company had cash, cash equivalents and investments totaling $101.0 million.

About AGTC

AGTC is a clinical-stage biotechnology company that uses its proprietary gene therapy platform to develop products designed to transform the lives of patients with severe diseases in ophthalmology. AGTC’s lead product candidates focus on X-linked retinoschisis, achromatopsia and X-linked retinitis pigmentosa, which are inherited orphan diseases of the eye, caused by mutations in single genes that significantly affect visual function and currently lack effective medical treatments. AGTC has recently begun pre-clinical development of treatments for wet AMD using the company’s experience in ophthalmology to expand into disease indications with larger markets.

About X-linked Retinoschisis (XLRS)

XLRS is an inherited retinal disease caused by mutations in the RS1 gene, which encodes the retinoschisin protein. It is characterized by abnormal splitting of the layers of the retina, resulting in poor visual acuity in young boys, which can progress to legal blindness in adult men.

About Achromatopsia (ACHM)

ACHM is an inherited retinal disease, which is present from birth and is characterized by the lack of cone photoreceptor function. The condition results in markedly reduced visual acuity light sensitivity causing day blindness, and complete loss of color discrimination. Best-corrected visual acuity in persons affected by ACHM, even under subdued light conditions, is usually about 20/200, a level at which people are considered legally blind.

About X-linked Retinitis Pigmentosa (XLRP)

XLRP is an inherited condition that causes boys to develop night blindness by the time they are ten and progresses to legal blindness by their early forties.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements.” Such statements relate to a variety of matters, including but not limited to: the anticipated timing of clinical trials for the company’s ACHM and XLRS product candidates and the company’s expectations regarding its ability to execute its clinical and business strategies. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as required by law.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to the following: our ability to generate revenue from product sales is highly uncertain and we may never achieve or sustain profitability; we will need to raise additional funding in the future, which may not be available on acceptable terms, or at all; clinical drug development is expensive, time consuming and uncertain; no gene therapy products have been approved in the United States and we cannot predict when or if we will obtain regulatory approval to commercialize a product candidate; we rely on third parties to conduct and supervise our clinical trials and to conduct certain aspects of our product manufacturing and protocol development; increased regulatory scrutiny of gene therapy and genetic research could damage public perception of our product candidates or adversely affect our ability to conduct our business; we face substantial competition; and if we are unable to obtain and maintain adequate patent protection for our technology and products, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology and products could be impaired. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth under the heading “Item 1A—Risk Factors” in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, which was filed with the SEC on September 26, 2014.

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Financial tables follow

APPLIED GENETIC TECHNOLOGIES CORPORATION

CONDENSED BALANCE SHEETS

(UNAUDITED)

(in thousands, except per share data)

	September 30, 2014	June 30, 2014
ASSETS

Current assets:
Cash and cash equivalents	$46,836	$8,623
Short-term investments	44,078	64,450
Grants receivable	1,039	487
Prepaid and other current assets	1,156	1,876

Total current assets	93,109	75,436

Long-term investments	10,073	—
Property and equipment, net	420	402
Intangible assets, net	1,535	1,565
Other assets	38	4

Total assets	$105,175	$77,407

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,059	$949
Accrued and other liabilities	2,179	1,585

Total current liabilities	3,238	2,534

Total liabilities	3,238	2,534

Stockholders’ equity:
Common stock, par value $.001 per share, 150,000 shares authorized; 16,410 and 14,082 shares issued and outstanding at September 30, 2014 and June 30, 2014, respectively	16	14
Additional paid-in capital	171,636	139,193
Accumulated deficit	(69,715)	(64,334)

Total stockholders’ equity	101,937	74,873

Total liabilities and stockholders’ equity	$105,175	$77,407

APPLIED GENETIC TECHNOLOGIES CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,
	2014	2013
Revenue:
Grant revenue	$605	$191
Sponsored research and other revenue	100	67

Total revenue	705	258

Operating expenses:
Research and development	4,433	1,443
General and administrative	1,681	781

Total operating expenses	6,114	2,224

Loss from operations	(5,409)	(1,966)

Other income (expense):
Investment income	28	7
Fair value adjustments to warrant liabilities	—	(140)
Fair value adjustments to Series B purchase rights	—	(4,965)

Total other income (expense), net	28	(5,098)

Net loss	$(5,381)	$(7,064)

Net loss per share, basic and diluted	$(0.34)	$(64.81)

Weighted-average shares outstanding, basic and diluted	15,646	109

CONTACT:

David Carey

Lazar Partners Ltd.

T: (212) 867-1768

dcarey@lazarpartners.com

Corporate Contact:

Larry Bullock

Chief Financial Officer

Applied Genetic Technologies Corporation

T: (386) 462-2204

lbullock@agtc.com